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                                                                   Exhibit t-3A

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            NEENAH FOUNDRY COMPANY
                            ----------------------

   (Under Section 180.1008 of the Business Corporation Law of the State of
                                  Wisconsin)

        The undersigned, being a duly elected officer of Neenah Foundry Company, a corporation organized and existing under and by virtue of the Business Corporation Law of the State of Wisconsin (the "Corporation"), does hereby certify as follows:

        1. That the Corporation filed its original Articles of Incorporation with the Wisconsin Secretary of State on February 23, 1987 (the "Certificate").

        2. That the Corporation filed a voluntary petition under chapter 11 of title 11 of the United States Code, as amended with the Bankruptcy Court of Delaware on August 5, 2003, and that this Certificate is being filed pursuant to Section 180.1008 of the Business Corporation Law of the State of Wisconsin and shall become effective pursuant to the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries filed with the Delaware Bankruptcy Court on August 5, 2003, and amended on September 17, 2003, without further action by the board of directors or shareholders of the Corporation pursuant to the Bankruptcy Court Confirmation Order dated September 25, 2003. The Corporation's Certificate is restated in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

        3. That the Bankruptcy Court of Delaware has jurisdiction of the bankruptcy proceedings under chapter 11 of title 11 of the United States Code, as amended.



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                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            NEENAH FOUNDRY COMPANY

        The following Amended and Restated Articles of Incorporation duly adopted pursuant to the authority and provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), supersede and take the place of the existing articles of incorporation and any amendments thereto.

                                 ARTICLE ONE
                                 -----------

        The name of the corporation is Neenah Foundry Company (hereinafter called the "Corporation").

                                 ARTICLE TWO
                                 -----------

        The purpose for which the Corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL, chapter 180 of the Wisconsin Statutes.

                                ARTICLE THREE
                                -------------

        The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Class A Common Stock, with a par value of $100.00 (One Hundred) per share.

                                 ARTICLE FOUR
                                 ------------

        The number of the board of directors shall be fixed by or in the manner provided in the Bylaws.

                                 ARTICLE FIVE
                                 ------------

        The address of the Corporation's registered office in the state of Wisconsin is 25 West Main Street, Madison, Wisconsin 53703. The name of its registered agent at such address is CSC-Lawyers Incorporating Service Company.

                                 ARTICLE SIX
                                 -----------

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE SIX shall not adversely affect


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any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                ARTICLE SEVEN
                                -------------

        The Corporation shall not issue nonvoting equity securities.

                                ARTICLE EIGHT
                                -------------

        The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Wisconsin, and all rights conferred upon stockholders and directors are granted subject to such reservation.


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